                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 23, 1998 (JUNE 16, 1998)


                      PHYSICIANS CLINICAL LABORATORY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




            DELAWARE                         0-20678                       68-0280528
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER
         INCORPORATION)                                                IDENTIFICATION NO.)


                            3301 C STREET, SUITE 100E
                          SACRAMENTO, CALIFORNIA          95816
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (916) 444-3500



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ITEM 5.        OTHER EVENTS.

PREFATORY STATEMENT

               THIS REPORT ON FORM 8-K REFERS TO AND SUMMARIZES CERTAIN AGREEMENTS, CONTRACTS AND DOCUMENTS RELATING TO PHYSICIANS CLINICAL LABORATORY, INC. ANY DESCRIPTION OF THE TERMS OR PROVISIONS OF SUCH AGREEMENTS, CONTRACTS AND DOCUMENTS DOES NOT PURPORT TO BE COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE ACTUAL AGREEMENT, CONTRACT OR DOCUMENT BEING DISCUSSED WHICH IS FILED AS AN EXHIBIT HERETO.

COMPLETION OF SECURED DEBT FINANCING WITH AFFILIATE

               On June 16, 1998 (the "Closing Date"), Oaktree Capital Management, LLC, acting as agent on behalf of certain funds and accounts ("Oaktree") loaned $4,000,000 (the "Loan") to Physicians Clinical Laboratory, Inc. (the "Registrant"). Oaktree, an affiliate of the Registrant and owned directly or on behalf of certain funds and accounts approximately, 44% of the Registrant's issued and outstanding shares of Common Stock and approximately 96% of the outstanding principal amount of the Registrant's Senior Secured Notes Due 2004 (the "Prior Notes"). The proceeds of the loan will be used by the Registrant for working capital.

               The loan is evidenced by certain secured promissory notes (the "Notes") bearing interest at the rate of 15% per annum and maturing on June 12, 2001. The Notes by their terms are subordinated to the $10 million secured credit facility of Daiwa Healthco-3LLC and senior to the $55 million outstanding principal amount of the Prior Notes issued under an indenture dated September 30, 1997 (the "Indenture"). In connection with, and as an additional consideration for, the Loan, Nu-Tech Bio Med, Inc ("Nu-Tech"), a holder of approximately 52.6% of the issued and outstanding capital stock of the Registrant's, on the Closing Date, sold and transferred 67,500 of shares (the "Shares") of common stock (the "Common Stock") of the Registrant, constituting approximately 2.7% of the issued and outstanding capital stock of the Registrant to Oaktree. The contemporaneous sale of the Shares was a condition to Oaktree making the Loan. As a result of this sale Oaktree and Nu-Tech now own approximately 46.8% and 49.9%, respectively, of the issued and outstanding shares of the Registrant.

               In connection with the issuance and sale of the Notes and the sale of the Shares, (the "Transaction") the Registrant entered into the following agreements: (A) a Note Purchase Agreement dated as of June 12, 1998 between the Registrant and Oaktree, attached hereto as Exhibit 99.1 (the "Note Purchase Agreement"); (B) a Security Agreement, dated as of June 12,1998, between the Registrant and Oaktree, attached hereto as Exhibit 99.2 (the "Security Agreement"); (C) a Pledge Agreement, dated as of June 12, 1998, between the Registrant and Oaktree, attached hereto as 99.3 (the "Pledge Agreement"); (D) an Amended and Restated Stockholders Agreement, dated as of June 12, 1998, by and among the Registrant, Nu-Tech, Oaktree and J. Marvin Feigenbaum attached hereto as Exhibit 99.4 (the "Amended and Restated Stockholders Agreement"); (E) an Intercreditor and Subordination Agreement by and between Oaktree and U.S. Bank Trust National Association( as trustee (the "Trustee") under the Indenture by the Registrant), and acknowledged by the Registrant, attached hereto as Exhibit 99.5 (the "Trustee Intercreditor Agreement"); (F) the Intercreditor and Subordination


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Agreement by and between Oaktree and Diawa HealthCo-3LLC ("Diawa"), and acknowledged by the Registrant, attached hereto as Exhibit 99.6 (the "Diawa Intercreditor Agreement"). In addition, in connection with the Transactions, the Trustee, a majority of the holders of the Prior Notes and Diawa, to the extent necessary, executed documents consenting to the Registrant entering into and consummating the Transactions and waiving any breach or default that may have occurred as a result of the Registrant entering into and consummating the Transactions; provided, however that neither the Trustee, Diawa or a majority of the holders of the Prior Notes waived any existing, if any, or future defaults by the Registrant under any documents executed by such parties and the Registrant.

DESCRIPTION OF THE SECURED LOAN AND RELATED DOCUMENTS

               The Note Purchase Agreement was entered into between the Registrant and Oaktree in connection with the issuance of 15% Senior Secured Notes Due 2001(the "Notes") in the aggregate principal amount of $4,000,000 (the "Notes"). The proceeds of the loan will be used by the Registrant for working capital. The Notes bear interest at the rate of 15% per annum. Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, commencing on October 1 ,1998. The Registrant may elect in its sole discretion to pay interest by either of a (a) payment of cash or (b) delivery of additional Notes (valued at 100% of the principal amount thereof). The Notes will mature on June 12, 2001.

               The Notes may be redeemed, at the Registrant's option, in whole or in part, upon 10 days' notice, at a redemption price equal to 100% of the principal amount thereon, plus accrued and unpaid interest thereon through the applicable redemption date. The Registrant is not obligated to make mandatory redemption or sinking fund payments with respect to the Notes.

               Other than with respect to the account receivables of the Registrant as to which Daiwa has a first lien, payment of the Notes is secured by a first priority lien in all existing and future assets of the Registrant including, without limitation, equipment, inventory, intellectual property (including patents, copyrights and trademarks), documents and instruments. As additional collateral for payment of the Notes, the Registrant has pledged 100 shares of common stock of Bio-Cypher Funding Corp., an accounts receivable funding subsidiary of the Registrant. With respect to the account receivables of the Registrant, Oaktree has a second priority lien. Each of the Security Agreement and Pledge Agreement contains customary provisions regarding the preservation of collateral, defaults and remedies, as well as customary covenants, representations and warranties. Pursuant to the terms of the Trustee Intercreditor Agreement, the security interests granted to the Trustee to secure the Prior Notes with respect to certain collateral will be subordinated to Oaktree. Pursuant to the terms of the Diawa Intercreditor Agreement, the security interest granted to Oaktree in the account receivables of the Registrant will be subordinated to the security interests granted to Diawa in such account receivables.

DESCRIPTION OF THE SALE OF THE SHARES OF THE COMMON STOCK OF THE REGISTRANT AND THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

               On June 16, 1998, Nu-Tech sold 67,500 shares(the "Shares") of common stock of the Registrant to Oaktree representing approximately 2.7% of the issued and outstanding capital stock of the Registrant. The sale of the Shares was a condition to Oaktree making the Loan. Following the completion of a reorganization of the Registrant under chapter 11 of the Bankruptcy Code, Nu-Tech owned approximately 52.6% of the issued and outstanding capital stock of the Registrant. In June 1998,



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the Registrant's business required $4,000,000 (the "Required Amount") for working capital purposes, Nu-Tech, however, did not have sufficient monies available to loan the Required Amount to the Registrant or to participate in any lending transaction. Oaktree, the holder of approximately 44% of the issued and outstanding capital stock of the Registrant and approximately 96% of the outstanding principal amount of the Prior Notes, agreed to loan the Registrant the Required Amount. As consideration for the Loan, Oaktree required and received the Notes and the right to purchase the Shares and to elect a majority of the Registrant's Board of Directors. As a result of this sale Oaktree and Nu-Tech now own approximately 46.8% and 49.9%, respectively, of the issued and outstanding capital stock of the Registrant. In connection with the sale of the Shares, the Registrant, Oaktree and J. Marvin Feigenbaum (the "Stockholders") entered into an Amended and Restated Stockholders Agreement which amended and restated an initial Stockholders Agreement by and among the Stockholders dated September 30, 1997. The following is a brief description of the substantive provisions of such agreement:

               (i)                Transfer Restrictions. None of the shares of
                              Common Stock or any securities exercisable for or convertible into the Common Stock (the "Securities") held by the Stockholders may be transferred unless (A) the transferee shall deliver to Registrant, a written acknowledgment that the Securities are subject to the Stockholders Agreement; (B) such transfer shall be made pursuant to a public offering registered under the Securities Act and in accordance with applicable state law; (C) such transfer is made to an affiliate of the transferring Stockholder; (D) such transfer is made by the Registrant in a pro rata distribution of Securities to its stockholders or (E) such transfer is made by Oaktree in a distribution to its partners. In addition, the Stockholders agree that they will not, without the prior written consent of Registrant, transfer any shares of Common Stock to Cerberus Partners, L.P. or any entity which owns, directly or indirectly, 5% or more of the issued and outstanding equity securities of any entity that conducts clinical or specialized laboratory services as its principal business.

               (ii)               Stockholder Share Purchase Rights. If the
                              Registrant desires in good faith to issue or transfer the securities, the Registrant shall deliver a written notice to the proposed transfer to each Stockholder (the "Transfer Notice"), which notice shall contain a description of the proposed transaction and the terms thereof, and shall be accompanied by a copy of the bona fide third party written offer. If the Registrant receives authority from its Board of Directors, it may issue the Securities on the terms set forth in the Transfer Notice; subsequently (except in certain circumstances set forth in the Shareholders Agreement), the Registrant shall make the offer to sell to each Stockholder a pro rata portion of the Securities based upon such Stockholder's holdings of New Common Stock. Any Stockholder may, by written notice, accept such offer, in whole or in part, within thirty (30) days after receipt of the offer.

               (iii)              Composition of Board of Directors. The Board
                              of Directors, as specified in the Amended and Restated Stockholders Agreement is comprised of:



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                              Dr. Nathan Rubin
                              Mr. J. Marvin Feigenbaum
                              Mr. Matthew S. Barrett
                              Mr. David Sterling
                              Mr. Kenneth Liang

               (iv)               Voting Agreement. At the next annual or
                              special meeting called for the purpose of electing directors, the Stockholders shall elect five members to the Board of Directors, of which two individuals shall be designated by Nu-Tech and three individuals shall be designated by the Oaktree. If a director designated by Oaktree or Nu-Tech vacates such position for any reason prior to the expiration of his or her term, then Oaktree or Nu-Tech shall have the right to nominate a replacement so long as it continues to beneficially own the percentage of outstanding Securities specified in the Stockholders Agreement.

               (v)                Corporate Governance. During such time as
                              Nu-Tech has the right to designate Directors under the Shareholders Agreement, an affirmative vote of at least one Director who is appointed by Nu-Tech shall be required to: (A) authorize or propose to authorize any agreement of the Registrant other than issuances of securities pursuant to warrants, employee benefit plans, management incentive plans or employment agreements with officers of Registrant; (B) issue, or propose to issue any capital stock; (C) modify or propose to modify the Certificate of Incorporation or the Bylaws of Registrant; (D) or any security exercisable or exchangeable for or convertible into any of its capital stock; (E) effect or propose to effect a recapitalization or propose to or reorganization of Registrant in any form; (F) consolidate or merge, or transfer all or substantially all of the properties and assets of Registrant; (G) incur, or cause any subsidiary of Registrant to incur any indebtedness or other payment obligation out of the ordinary course of business (other than amounts borrowed pursuant to the Loan and Security Agreement), that exceeds $1,000,000 when aggregated with all other outstanding indebtedness of Registrant and its subsidiary; (H) make any capital expenditure that exceeds $1,000,000 when aggregated with all other capital expenditures in the immediately preceding twelve month period; or
                              (I) modify the employment agreement or otherwise approve any compensation arrangement or other transaction for the benefit of Mr. Feigenbaum other than as provided in the employment agreement.

               In addition, upon the affirmative vote of two directors, Registrant shall institute claims for indemnification pursuant to the provisions of the Stock Purchase Agreement between Registrant and Nu-Tech dated as of September 30, 1997. The Stockholders shall take all actions necessary to cause the Board of Directors to adopt resolutions that establish an Indemnity Committee.

               (vi)               Option. Pursuant to terms of the Stockholders
                              Agreement, Nu-Tech has granted to Oaktree an exclusive option (the "Option") to purchase all of the Securities held at the time of exercise of such Option (the "Option Shares") by



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                              Nu-Tech for aggregate consideration of $10,000,000
                              (the "Option Price"). The Option is exercisable by Oaktree on or prior to the earlier of (x) December 31, 2000 or (y) in the event that shareholder approval of the Option is required by the stockholders of Nu-Tech and such approval is not obtained prior to December 31, 1998 (the "Stockholder Termination Date"), then December 31, 1998. The Option shall be exercisable for a period of ninety (90) days following each date on which
                              (i) one or more directors nominated by Nu-Tech fails to affirmatively vote for any action described in section (v) above that would require the approval of a director nominated by Nu-Tech and (ii) such action is approved by a majority of the members of the Board of Directors (each such date, a "Triggering Event").

               Oaktree may exercise the Option by delivering written notice to Nu-Tech of its intent to so exercise the Option and specifying the date on which the closing of such exercise of the Option shall occur, which shall in no event be later than ninety (90) days following the Triggering Event (the "Option Closing"). In the event that Oaktree exercises the Option prior to the Stockholder Termination Date and, as of such date, the Nu-Tech Stockholder Approval has not been obtained, the Option Closing shall occur as soon as practicable following the date on which Nu-Tech Stockholder Approval is obtained. In the event the Nu-Tech Stockholder Approval is not obtained prior to the Stockholder Termination Date, the exercise of the Option shall be deemed to have not occurred and Oaktree shall have no obligation to deliver the Option Price to Nu-Tech.

               (vii)              Buy-Sell Agreement. Subject to receipt of the
                              Nu-Tech Stockholder Approval, if necessary, from and after December 31, 2000 until the date that is five years following the date the that Nu-Tech Stockholder Approval is obtained, either Oaktree or Nu- Tech (the "Initiating Stockholder") may give written notice (the "Buy/Sell Offering Notice") to the other party (the "Responding Stockholder") of the Initiating Stockholder's intent to purchase all (but not less than all) of the Securities that the Responding Stockholder owns.

               The Initiating Stockholder shall specify in the Buy/Sell Offering Notice the cash purchase price per share at which the Initiating Stockholder would be willing to purchase all of the Securities that the Responding Shareholder owns, which consideration shall not be less than $0.81 per share (subject to adjustment to reflect any and all stock splits, stock dividends and other combinations and reclassifications of Securities occurring following the date of the Stockholders Agreement) and the date on which such transaction will be consummated (which such date shall not be more than ninety (90) nor less than fifteen (15) days after the date of receipt by the Responding Stockholder of the Buy/Sell Offering Notice (the "Buy/Sell Closing")).

               Upon receipt of the Buy/Sell Offering Notice, the Responding Stockholder shall be obligated either:

               (i)                To sell to the Initiating Stockholder for cash
                              all of its Securities on the date, at the price per share and



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                              on the terms set forth in the Buy/Sell Offering
                              Notice; or

               (ii)               To purchase all of the Securities owned by the
                              Initiating Stockholder for cash on the date, at the price per share and on the terms set forth in the Buy/Sell Offering Notice. If the Responding Stockholder elects to purchase the shares of the Initiating Stockholder, the offer of the Initiating Stockholder to purchase the Responding Stockholder's shares shall be deemed to be null and void and the Initiating Stockholder shall be deemed to have accepted an offer by the Responding Stockholder to purchase the Initiating Stockholder's shares at the per share purchase price proposed by the Initiating Stockholder.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS

        (a)    N/A

        (b)    N/A

        (c)    EXHIBITS.

        EXHIBIT NO.     DESCRIPTION
            99.1        Note Purchase Agreement, dated as of June 12, 1998
                        between the Registrant and Oaktree Capital Management,
                        LLC, acting as agent on behalf of certain funds and
                        accounts ("Oaktree").

            99.2 Security Agreement, dated as of June 12, 1998, between the Registrant and Oaktree.

            99.3        Pledge Agreement, dated as of June 12, 1998, between the
                        Registrant and Oaktree.

            99.4        Amended and Restated Stockholders Agreement, dated as of
                        June 12, 1998, by and among the Registrant, Nu-Tech Bio
                        Med, Inc., Oaktree and J. Marvin Feigenbaum.

            99.5 Intercreditor and Subordination Agreement by and between Oaktree and U.S. Bank Trust National Association and acknowledged by the Registrant.

            99.6 Intercreditor and Subordination Agreement by and between the Registrant and Diawa HealthCo-3LLC ("Diawa), and acknowledged by the Registrant.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PHYSICIANS CLINICAL LABORATORY, INC.



                                       By:  /s/ J. MARVIN FEIGENBAUM
                                          --------------------------------------
                                            J. Marvin Feigenbaum
                                            Chairman of the Board, President and
                                            Chief Executive Officer

Date:  June 23, 1998


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